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                                                                   Exhibit 99

INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of CheckFree Corporation and
Subsidiaries:


We have audited the consolidated financial statements of CheckFree Corporation and subsidiaries as of June 30, 2000 and 2001, and for the years ended June 30, 1999, 2000 and 2001, and have issued our report thereon dated August 3, 2001;
such financial statements and report are included in your 2001 annual report to stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of CheckFree Corporation and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 3, 2001



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                        VALUATION AND QUALIFYING ACCOUNTS

                FOR THE YEARS ENDED JUNE 30, 1999, 2000 AND 2001


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


                                        BALANCE AS      AMOUNT     CHARGES TO
                                            OF        ASSUMED IN    COSTS AND     CHARGES TO
                                        BEGINNING      BUSINESS     EXPENSES         OTHER                   BALANCE AS OF END
                                        OF PERIOD    COMBINATION                  DEDUCTIONS     DEDUCTIONS      OF PERIOD
                                       ------------  -----------   ----------     ----------     ----------  -----------------
Allowance for Doubtful Accounts
              1999 .................     3,470          309          1,246           -              595           4,430
              2000 .................     4,430          268          2,615           -            3,310           4,003
              2001 .................     4,003           --             50           -            1,090           2,963
Reserve for Returns and Chargebacks
              1999 .................     1,944           --          1,932           -            2,212           1,664
              2000 .................     1,664           --          4,212           -            3,471           2,405
              2001 .................     2,405           --          3,847           -            1,589           4,663